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                                                                    Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm

Catuity, Inc.
Detroit, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 17, 2005, relating to the consolidated financial statements and schedule of Catuity, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Troy, Michigan

December 15, 2005